SCHEDULE 14A INFORMATION
     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                                    of 1934

Filed by the registrant  X
                        ---
Filed by a party other than the registrant ___

Check the appropriate box:

 X  Preliminary proxy statement
---
__  Definitive proxy statement
__  Definitive additional materials
__  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                USANA, INC.
                (Name of Registrant as Specified in its Charter)


Payment of filing fee (Check the appropriate box):

     __   No fee required.
     __   $125 per Exchange Act Rule 0-11(c)(1)(II), 14a-6(i)(1), or
          14a-6(j)(2).
     __ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     __ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies: N/A

     (2)  Aggregate number of securities to which transaction applies:  N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A

     (4)  Proposed maximum aggregate value of transaction: N/A

     ___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:  N/A
     (2)  Form, schedule or registration statement no.:  N/A
     (3)  Filing party:  N/A
     (4)  Date filed:  N/A

                               [USANA LOGO]

                         3838 West Parkway Blvd.
                   Salt Lake City, Utah  84120-6336
                              (801) 954-7100

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JUNE 23, 1998

To the Shareholders:

Notice is hereby given that the Annual Meeting of the Shareholders of USANA, Inc. ("the Company") will be held at the Hilton Hotel, 150 West 500 South, Salt Lake City, Utah on Tuesday, June 23, 1998, at 10:00 a.m., Mountain Daylight Time, for the purposes discussed in the following pages and which are made part of this Notice:

1. To elect five directors to serve for one year each, until the next Annual Meeting of shareholders and until his or her successor is elected and shall qualify;

2. To approve the Board of Directors' selection of Grant Thornton LLP, as the Company's independent public accountants;

3. To approve amendments to the Company's 1995 Long-term Stock Investment and Incentive Plan coincident with the consolidation of the Director Stock Option Plan and the Long-term Stock Investment and Incentive Plan, without increasing the aggregate number of shares available for issuance under the combined plans; and

4. To consider and act upon any other matters that properly may come before the meeting or any adjournment thereof.

The Company's Board of Directors has fixed the close of business on April 24, 1998, as the record date for the determination of shareholders having the right to receive notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment thereof. A list of such shareholders will be available for examination by a shareholder for any purpose germane to the meeting during ordinary business hours at the offices of the Company at 3838 West Parkway Blvd., Salt Lake City, Utah, during the ten days prior to the meeting.

You are requested to date, sign and return the enclosed proxy, which is solicited by the Board of Directors of the Company and will be voted as indicated in the accompanying proxy statement and proxy. Your vote is important. Please sign and date the enclosed Proxy and return it promptly in the enclosed return envelope whether or not you expect to attend the meeting. The giving of your proxy as requested hereby will not affect your right to vote in person should you decide to attend the Annual Meeting. The return envelope requires no postage if mailed in the United States. If mailed elsewhere, appropriate postage must be affixed. Your proxy is revocable at any time before the meeting.

                                   By Order of the Board of Directors,


                                   Myron W. Wentz, Ph.D., Chairman

Salt Lake City, Utah
May 15, 1998


                                [USANA LOGO]

                          3838 West Parkway Blvd.
                     Salt Lake City, Utah  84120-6336
                               (801) 954-7100


                              PROXY STATEMENT


                      ANNUAL MEETING OF SHAREHOLDERS

The enclosed proxy is solicited by the Board of Directors of USANA, Inc. ("USANA" or the "Company") for use in voting at the Annual Meeting of Shareholders to be held at the Hilton Hotel, 150 West 500 South, Salt Lake City, Utah on Tuesday, June 23, 1998, at 10:00 a.m., Mountain Daylight Time, and at any postponement or adjournment thereof, for the purposes set forth in the attached notice. When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholder completing the proxy. If no specific instructions are given, the shares will be voted FOR: (i) the election of the nominees for directors set forth herein, (ii) ratification of the selection of Grant Thornton LLP as the independent auditors of the Company, and (iii) approval of certain amendments to the Company's 1995 Long-term Stock Investment and Incentive Plan resulting from the combination of this plan with the Director Stock Option Plan, without issuing or authorizing a net increase in the number of shares available for issuance under the combined plans. A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Annual Meeting, by giving written notice to the Company's Secretary prior to the Annual Meeting or by giving a later dated proxy.

The presence at the meeting, in person or by proxy, of shareholders holding in the aggregate a majority of the outstanding shares of the Company's common stock entitled to vote shall constitute a quorum for the transaction of business. The Company does not have cumulative voting for directors; a plurality of the votes properly cast for the election of directors by the shareholders attending the meeting, in person or by proxy, will elect directors to office. A majority of votes properly cast upon any question presented for consideration and shareholder action at the meeting, other than the election of directors, shall decide the question. Abstentions and broker non-votes will be counted for purposes of establishing a quorum, but will not count as votes cast for the election of directors or any other questions and accordingly will have no effect. Votes cast by shareholders who attend and vote in person or by proxy at the Annual Meeting will be counted by inspectors to be appointed by the Company.

The close of business on April 24, 1998 has been fixed as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Each share shall be entitled to one vote on all matters. As of the record date there were 6,417,119 shares of the Company's common stock outstanding and entitled to vote. For a description of the principal shareholders of the Company, see "Voting Securities and Principal Holders Thereof" below.

This Proxy Statement and the enclosed Proxy are being furnished to shareholders on or about May 15, 1998.

                   PROPOSAL 1 -- ELECTION OF DIRECTORS

The Company's Bylaws provide that the number of Directors shall be determined from time to time by the shareholders or the Board of Directors, but that there shall be no less than three. Presently the Company's Board of Directors consists of five members, all of whom are nominees for reelection at the Annual Meeting. Each director elected at the Annual Meeting will hold office until a successor is elected and qualified, or until the Director resigns, is removed or becomes disqualified. Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below. If any such person is unable or unwilling to serve as a Director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the size of the Board may be reduced accordingly. The Board of Directors has no reason to believe that any of the nominees for Director will be unwilling or unable to serve if elected.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE DIRECTOR

Directors and Executive Officers

The nominees for the Board of Directors in 1998 are Myron W. Wentz, Ph.D., David A. Wentz, Ronald S. Poelman, Robert Anciaux and Ned M. Weinshenker,
Ph.D.   The following information is furnished with respect to the nominees.
Stock ownership information is shown under the heading "Voting Securities and Principal Holders Thereof" and is based upon information furnished by the respective individuals.

Myron W. Wentz, Ph.D., 57, has been the President, Chief Executive Officer and Chairman of the Board of Directors of the Company since its inception. From 1969 to 1973, Dr. Wentz served as Director of Microbiology for Methodist Medical Center, Proctor Community Hospital, and Pekin Memorial Hospital, all in Peoria, Illinois. Dr. Wentz received a Ph.D. in Microbiology with an emphasis in Immunology from the University of Utah, an MS in Microbiology from the University of North Dakota, and a BS in Biology from North Central College, Naperville, Illinois. Dr. Wentz founded Gull Laboratories, Inc. ("Gull," AMEX:GUL), the former parent of USANA, in 1974, and retains the position of Chairman of the Board of that company. Gull develops, manufactures and sells medical diagnostic test kits and related products.

David A. Wentz, 27, Vice President of Strategic Development, received a BS degree in Bioengineering from the University of California, San Diego in 1993. Mr. Wentz served with the Company first on a part-time basis and then was employed by the Company full time in 1994. He has served as a director of the Company since its spin-off from Gull in 1993. From 1994 until 1995, he served as Vice President and Executive Vice President of the Company. David A. Wentz is the son of Dr. Myron Wentz.

Ronald S. Poelman, 44, has been a member of the Company's Board of Directors since 1995. He is a partner in the Salt Lake City, Utah law firm of Jones, Waldo, Holbrook & McDonough, where he is head of the Corporate Finance Group. Prior to joining Jones, Waldo, Holbrook & McDonough in 1993, Mr. Poelman was a shareholder at the Salt Lake City law firm of Parsons, Behle & Latimer from 1989 to 1992. His specialty is corporate and securities law. Mr. Poelman received a BA in English from Brigham Young University and a JD from the University of California, Berkeley.

Robert Anciaux, 52, is a resident of Brussels, Belgium. Mr. Anciaux joined the Board of Directors in July 1996. Since 1982, Mr. Anciaux has been self-employed as a venture capitalist in Europe, investing in various commercial, industrial and real estate venture companies in Belgium and abroad. Mr. Anciaux has been involved for a number of years as a shareholder of various companies that manage institutional or private investment funds. In some of these privately held companies, Mr. Anciaux has also served as a director.

Ned M. Weinshenker, Ph.D., 55, has served as the President and CEO of IOMED, Inc., in Salt Lake City, Utah, since 1992. IOMED develops, manufactures and commercializes controllable drug delivery systems using iontophoretic technology. Dr. Weinshenker also currently serves as a director of CyDex, Inc., a drug delivery company headquartered in Kansas City, Missouri. Between 1986 and 1990, Dr. Weinshenker was a principal in MBW Management, a venture capital firm in Los Altos, California. Dr. Weinshenker was President of Churchill Oaks Consulting, a consultant to pharmaceutical and biotechnology companies from 1983 to 1986. Dr. Weinshenker received a BS degree in Chemistry from the Polytechnic Institute of Brooklyn and a Ph.D. in Organic Chemistry from the Massachusetts Institute of Technology. Dr. Weinshenker also spent a year at Harvard University as a National Institutes of Health Postdoctoral Fellow.

Except for Dr. Wentz and his son David, there is no family relationship between any director or executive officer of the Company and any other director or executive officer.

Board of Directors Meetings, Committees and Compensation

The Company's Board of Directors took action at three duly noticed meetings during the fiscal year ended December 27, 1997 and acted on other occasions by unanimous written consent. Each director attended at least 75% of the Company's special meetings of the Board of Directors. The Board has an Audit Committee comprised of two outside directors of the Company, Mr. Poelman and Mr. Anciaux. The Board also has an Executive Committee, the members of which are Dr. Wentz, Mr. Wentz and Mr. Poelman. The Executive Committee also serves as the Compensation Committee of the Board. During fiscal 1997, the Audit Committee held one meeting, attended by both members of the Committee, and the Executive Committee held three meetings, attended by all members of that committee. The Compensation Committee also met three times as a committee during fiscal 1997, with all members in attendance.

All Directors received an initial grant of options to purchase shares pursuant to the 1995 Directors' Stock Option Plan (the "Director Plan"). Except for the grant of options pursuant to the Director Plan, the Company's directors received no fees or other compensation for their service on the Board or otherwise participating in meetings of the Board or Committees of the Board, whether in person or by telephone, although the Company's policy is to reimburse Directors for their out-of-pocket expenses incurred in connection with their services as Directors.

Executive Officers

The following information is furnished with respect to the executive officers of the Company:

Myron W. Wentz, Ph.D., President and Chief Executive Officer (Biographical information is provided above.)

David A. Wentz, Vice President of Strategic Development (Biographical information is provided above.)

Gilbert A. Fuller, 57, is Vice President and Chief Financial Officer of the Company. He has been with the Company since June 1996. Prior to joining the Company, Mr. Fuller was the Executive Vice President of Winder Dairy, Inc., a regional commercial dairy operation located in Utah. From May 1991 through October 1993, Mr. Fuller was Chief Administrative Officer and Treasurer of Melaleuca, Inc., a manufacturer and network-marketing distributor of personal care products located in Idaho. From July 1984 through January 1991, Mr. Fuller was the Vice President and Treasurer of Norton Company of Worcester, Massachusetts, a multi-national manufacturer of ceramics and abrasives. Mr. Fuller is a Certified Public Accountant and holds a BS in Accounting and an MBA from the University of Utah.

Dallin A. Larsen, 38, is the Company's Vice President of Sales. The Company has employed him since January 1993. He has been actively involved in network marketing since 1989 and, for seven years, served as president of a corporation that owned weight-loss clinics in several states. Mr. Larsen graduated from Brigham Young University with a BS in Finance in 1986.

John B. ("Jeb") McCandless, 50, is Vice President and Chief Operating
Officer. He has been with the Company since October 1995. Before joining the Company, he was a consultant with Apogee Strategic Services, of Sandy, Utah from January 1994. From September 1987 to December 1993, Mr. McCandless was the President of Utah Biomedical Test Laboratory, located in Salt Lake City, Utah, where he supervised that company's business of contract research and scientific testing. He also served in Managerial positions in toxicology at both Atlantic Richfield Company in Los Angeles and at Biodynamics, Inc. in New Jersey. Mr. McCandless received a BA in Zoology from the University of California, Santa Barbara, an MS in Pathology from the University of Utah, and MA and MBA degrees from The Claremont Graduate School in California.

In addition to the directors and executive officers identified above, the following individuals also make significant contributions to the business of the Company in the capacities indicated:

Timothy E. Wood, Ph.D., 49, is Director of Research and Development for USANA. In this position, he coordinates the Company's activities in product development and technical product support. Dr. Wood holds a Ph.D. in Biology from Yale University and an MBA in Technology Management from the Gore School of Business at Westminster College.

John H. McDonald, Ph.D., 62, is Senior Scientist at the Company and is active in new product research and product formulation, as well as Technical Services. He has been with the Company since its inception as a Gull division in 1990. Dr. McDonald holds a Ph.D. from the University of Utah in Experimental Biology, and received his training from the Department of Pathology at the University of Utah Medical School.

Executive Compensation

The following table summarizes the fiscal year 1997 compensation of the Chief Executive Officer of the Company and the Company's four most highly paid executive officers (other than the Chief Executive Officer), collectively the "Named Executive Officers," and the amounts earned by each of them during the past three fiscal years:

                                  SUMMARY COMPENSATION TABLE

                                                                               Long Term Compensation
                                                        Annual
                                                        Compensation                      Awards
                                                                        Other             Securities
Name and                                                                Annual            Underlying
Principal                                                               Compensation      Options/SARs
Position                          Year      Salary ($)    Bonus         ($)(1)            (#) (2)
------------------------------    -----     ----------    -----------   -------------     --------------
Myron W. Wentz                    1995      $      0      $         0   $         0               0
CEO/President                     1996      $      0      $         0   $         0               0
                                  1997      $      0      $         0   $         0               0

Gilbert A. Fuller (3)             1995            --               --            --              --
V.P./CFO                          1996      $ 50,192      $     3,032   $     3,147          80,000
                                  1997      $117,885      $         0   $     5,447          80,000(4)

Dallin A. Larsen                  1995      $131,834      $     9,849   $     8,604         140,000
V.P. Sales                        1996      $134,615      $     8,678   $   468,883
                                  1997      $150,031      $         0   $   212,168

John B. McCandless(5)             1995      $ 20,542      $     2,636   $         0         100,000
V.P./COO                          1996      $ 87,688      $     5,606   $     5,125
                                  1997      $108,669      $         0   $     4,873

David A. Wentz (6)                1995      $ 88,769      $         0   $     1,323          62,500(7)
V.P. Strategic Development        1996      $ 28,846      $     1,617   $   279,807
                                  1997      $ 85,769      $         0   $   135,553


(1) Includes the approximate value of executive's use of a Company-owned car, the Company's matching contribution to executive's 401(k) plan, and the exercise of stock options.

(2) Shares subject to issuance upon exercise of options granted under a compensation plan.

(3)     Mr. Fuller became an employee of the Company in June 1996.

(4)     Represents repricing of options granted in the prior year.

(5)     Mr. McCandless became an employee of the Company in October 1995.

(6)     Mr. Wentz was not employed by the Company from 12/8/95 through 8/15/96.

These options were received under the Director Stock Option Plan in Mr. Wentz's capacity as a director of the Company.

Stock Option Grants in Fiscal 1997

The Company did not grant any stock options or stock appreciation rights ("SAR's") to any of the Named Executive Officers in fiscal 1997.

Exercises of Stock Options in Fiscal 1997

The following table sets forth certain information concerning the exercise of options and options held by the Named Executive Officers during fiscal year 1997.

                   Aggregated Option Exercises in Last Fiscal Year
                        And Fiscal Year-end Option Values

                                                        Number of
                                                        Securities          Value
                                                        Underlying          Unexercised
                                                        Unexercised         In-the-Money
                                                        Options/SARs        Options/SARs
                        Shares                          at 12/27/1997       at 12/27/1997
                        Acquired on      Value          Exercisable/        Exercisable/
Name                    Exercised (#)    Realized ($)   Unexercisable       Unexercisable
----------------------  -------------    ------------   ----------------    --------------
Myron W. Wentz                   0       N/A            N/A                 N/A
Gilbert A. Fuller                0       N/A            16,000/64,000        31,400/125,760
Dallin A. Larsen            20,000       204,000             0/100,000            0/1,457,500
John B. McCandless               0       N/A            40,000/60,000       317,000/475,000
David A. Wentz              12,500       127,500             0/37,500             0/546,563

Long-term Incentive Plans ("LTIPs")

The Company did not make any awards under any LTIP during the fiscal year ended December 27, 1997.

Compensation Plans

At the Annual Meeting of shareholders in 1995, the Company's shareholders approved the Company's 1995 Long-term Stock Investment and Incentive Plan (the "Stock Option Plan") and the Director's Stock Option Plan (the "Director Plan"). Upon recommendation of the Compensation Committee, the Board of Directors of the Company has adopted an Amended and Restated Plan without increasing the aggregate number of shares available for issuance pursuant to grants of awards made under the plan and intended to permit awards to be made to Directors of the Company under the plan. The Director Plan will be terminated and the options previously granted under that plan will become subject to the Stock Option Plan. Future grants to Directors will be made under the Stock Option Plan at the discretion of the Plan Committee and subject to the terms of the plan. These changes will not materially alter the terms of any outstanding option agreement or award. The provisions of the Amended and Restated Plan, as amended, are discussed below under "Proposal 3 - Amendments to Stock Option Plan."

Employment Contracts and Other Arrangements

The Company has an employment agreement with Gilbert A. Fuller, its Vice President of Finance and Chief Financial Officer. The term of the agreement runs through May 31, 2000. The agreement provides for payment of a base salary, with annual increases through the term of the agreement. In addition, the agreement requires adoption of a cash bonus program for executive officers commencing in 1998 and Mr. Fuller's participation in such program, subject to the terms and conditions thereof. The agreement also contains covenants concerning non-competition and confidentiality, termination with or without cause and, in the case of the latter, payment of a severance based on the remaining term of the agreement. Mr. Fuller is also entitled to receive the benefits customarily afforded to executives of the Company, including participating in retirement and other plans.

Report on Repricing of Options

In March 1997, the Board of Directors adjusted the exercise price of options previously granted under the Stock Option Plan and the Director Plan to certain individuals, including one of the Named Executive Officers. The Compensation Committee of the Board recommended the changes to bring the exercise prices closer to the market price for the Company's Common Stock at the time of the repricing such that the options continued to provide incentive for the persons who held them. The new exercise price was based on the average daily trading price for the five trading days preceding the date on which the repricing was adopted. The following table summarizes information concerning the adjustments made to the exercise price of options held by all executive officers of the Company during the past five fiscal years.

                                           Option Repricings (1)

                                                Market
                                Number of       Price         Exercise               Length of
                                Securities    of Stock at     Price at                Original
                                Underlying     Time of         Time of                Option Term
                                Options/      Repricing       Repricing              Remaining at
                                  SARs            or              or        New        Date of
                                Repriced or   Amendment       Amendment    Price     Repricing or
Name                   Date     Amended (#)     ($)              ($)        ($)       Amendment
------------------    ------    -----------   -----------    ----------    -----     -------------
Myron W. Wentz        N/A                0    N/A            N/A           N/A       N/A
Gilbert A. Fuller     3/3/97        30,000                   21.04         15.66     9 yrs. 9 mos.
                                    50,000                   17.93         15.66     9 yrs. 4 mos.
Dallin A. Larsen      N/A                0    N/A            N/A           N/A       N/A
John B. McCandless    N/A                0    N/A            N/A           N/A       N/A
David A. Wentz        N/A                0    N/A            N/A           N/A       N/A


(1) Item 402(I) of Regulation S-K under the Securities Act of 1933 requires such information to be provided for each of the last ten completed fiscal years. The Company has only been in existence since 1993. Compensation Committee Report on Executive Compensation

Preliminary Note: Notwithstanding anything to the contrary set forth in any of the previous filings made by the Company under the Securities Act or the 1934 Act that might incorporate future filings, including, but not limited to, this Annual Report on Form 10-K, in whole or in part, the following Executive Compensation Report and the Stock Performance Graph appearing herein shall not be deemed to be incorporated by reference into any such future filings.

This Compensation Report discusses the Company's compensation policies and the basis for the compensation paid to its executive officers (including the Named Executive Officers), during the year ended December 27, 1997.

Compensation Policy. The Committee's policy with respect to executive compensation has been designed to:

Adequately and fairly compensate executive officers in relation to their responsibilities, capabilities and contributions to the Company and in a manner that is commensurate with compensation paid by companies of comparable size or within the Company's industry;

Reward executive officers for the achievement of key operating objectives and for the enhancement of the long-term value of the Company; and

Align the interests of the executive officers with those of the Company's shareholders.

The components of compensation paid to executive officers consist of: (a) base salary, (b) incentive compensation in the form of stock options awarded by the Company under the Company's Stock Option Plan and (c) certain other benefits. In 1998, the Committee will adopt a cash bonus program as an additional component of executive compensation. The Executive Committee of the Board of Directors functions as the Compensation Committee and is responsible for reviewing and approving all compensation paid by the Company to its executive officers and members of the Company's senior management team.

Components of Compensation. The primary components of compensation paid by the Company to its executive officers and senior management personnel, and the relationship of such components of compensation to the Company's performance, are discussed below:

Base Salary. The Compensation Committee periodically reviews and approves the base salary paid by the Company to its executive officers and members of the senior management team. Adjustments to base salaries are determined based upon a number of factors, including the Company's performance (to the extent such performance can fairly be attributed or related to each executive's performance), as well as the nature of each executive's responsibilities, capabilities and contributions. In addition, the Compensation Committee periodically reviews the base salaries of its senior management personnel in an attempt to ascertain whether those salaries fairly reflect job responsibilities and prevailing market conditions and rates of pay. The Compensation Committee believes that base salaries for the Company's executive officers have historically been reasonable in relation to the Company's size and performance in comparison with the compensation paid by similarly sized companies or companies within the Company's industry.

Incentive Compensation. As discussed above, a substantial portion of each executive officer's compensation package is in the form of incentive compensation designed to reward the achievement of key operating objectives and long-term increases in shareholder value. The Compensation Committee believes that the stock options granted under the Stock Option Plan reward executive officers only to the extent that shareholders have benefited from increases in the value of the Company's Common Stock.

Other Benefits. The Company maintains certain other plans and arrangements for the benefit of its executive officers and members of senior management. The Company believes these benefits are reasonable in relation to the executive compensation practices of other similarly sized companies or companies within the Company's industry.

Compensation of the Chief Executive Officer. Dr. Wentz has served as the Chief Executive Officer of the Company since its inception. Dr. Wentz does not receive any compensation from the Company for his services and he has in the past declined to accept any options or other awards under any stock option or stock incentive plan that he might otherwise have been entitled to receive as an executive officer or director of the Company.

Conclusion. The Compensation Committee believes that its policies further the shareholders' interests because a significant part of executive compensation is based upon the Company achieving its financial and other goals and objectives. At the same time, the Compensation Committee believes that its policies encourage responsible management of the Company in the short-term. The Compensation Committee regularly considers executive compensation issues so that its practices are as effective as possible in furthering shareholder interests.

The Compensation Committee bases its review on the experience of its own members, on information requested from management personnel, and on discussions with and information compiled by various independent consultants retained by the Company.

                                   Respectfully submitted,
                                   Compensation Committee:

                                   Myron W. Wentz, Ph.D.
                                   Ronald S. Poelman
                                   David A. Wentz

                        Stock Performance Graph

The following graph compares the yearly cumulative total returns from the Company's Common Stock, the Nasdaq Total Return Index, and ten companies selected in good faith by the Company from the Company's industry (the "Peer Group"). Each of the companies included in the Peer Group markets or manufactures products similar to the Company's products or markets its products through a similar marketing channel. The Peer Group is comprised of the following companies: NBTY, Inc., Nature's Sunshine Products, Inc., Avon Products, Inc., Herbalife International, Inc., General Nutrition Companies, Inc., Perrigo Company, BeautiControl Cosmetics, Inc., Worthington Foods, Inc., Whole Foods Market, Inc., and Reliv International, Inc.

The Company's shares commenced trading in May 1993. The graph assumes an investment on May 31, 1993 of $100 and reinvestment of all dividends into additional shares of the same class of equity, if applicable to the stock or index. The period begins with the commencement of trading for USANA in May 1993 and ends December 31, 1997.

                     [PERFORMANCE GRAPH APPEARS HERE]

   COMPARISON OF FIVE YEAR CUMULATIVE RETURN AMONG USANA, INC., NASDAQ TOTAL
                            RETURN INDEX AND PEER GROUP
Measurement period          USANA, Inc.          NASDAQ Index         Peer Group
------------------          ------------         ------------         ----------
Measurement pt.
5/31/1993                   $  100               $100                 $100
FYE 12/1993                 $  125               $111                 $123
FYE 12/1994                 $  400               $109                 $ 99
FYE 12/1995                 $3,800               $154                 $124
FYE 12/1996                 $7,200               $189                 $180
FYE 12/1997                 $7,250               $232                 $229


              PROPOSAL 2  - APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors of the Company has selected Grant Thornton LLP, as the independent public accountant to audit the financial statements of the Company and its subsidiaries for the fiscal year ending January 2, 1999. Grant Thornton LLP has served as the Company's independent public accountant since the fiscal year ended December 31, 1995.

At the Annual Meeting, shareholders will be asked to ratify the selection by the Board of Directors of Grant Thornton LLP as the Company's independent accountant.

    THE BOARD RECOMMENDS SHAREHOLDER APPROVAL OF THE SELECTION OF AUDITORS

Representatives of Grant Thornton LLP, are expected to attend the 1998 Annual Meeting and will have an opportunity to make a statement if they desire to do so, and they will be available to answer appropriate questions from shareholders.


                PROPOSAL 3 - AMENDMENTS TO STOCK OPTION PLAN

In 1998, the Compensation Committee recommended, and the Board of Directors approved the consolidation of the Company's two stock option plans by combining the Director Stock Option Plan with the Long-term Stock Investment and Incentive Plan. The combination of the plans terminates the Director Plan and brings all outstanding stock options under the provisions of one plan.
The combined plans will be referred to below as the "Amended and Restated Plan." Under the Amended and Restated Plan the total number of shares that may be issued upon exercise of awards granted under the plan will be 2,000,000 shares, the sum of the shares previously available under the Long-term Stock Investment and Incentive Plan (1,400,000 shares) and the Director Plan (600,000 shares). No additional shares will be allocated to the Amended and Restated Plan. As of December 27, 1997, a total of 885,500 shares were available for issuance under both plans. No presently outstanding options or awards will be materially altered by the Amended and Restated Plan. The principal new terms adopted as part of the Amended and Restated Plan are the following:

The definition of persons eligible to participate in the Amended and Restated Plan includes employees, officers and directors of the Company and its subsidiaries, as well as consultants and other persons who contribute to the business of the Company as selected at the discretion of the committee administering the plan ("Committee").

The Committee will be comprised of two or more directors of the Company, selected by the Board of Directors. The Committee has broad authority to select persons to receive awards under the plan and to establish the terms and conditions applicable to the exercise of such awards and the duration of the awards.

There is no change in the type of awards that may be granted under the plan from the nature and type of awards that were available under the separate plans.

The Board of Directors believes that the combination of the plans will provide the Compensation Committee with the broadest degree of flexibility in compensating persons who contribute to the successful operation and growth of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE PLAN AMENDMENTS.

Voting Securities and Principal Holders Thereof

The following table sets forth, as of April 10, 1998, the number of shares of the Company's Common Stock, no par value, of each person known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock and by the executive officers and directors of the Company (including Dr. Weinshenker, a nominee to the Board) individually and as a group. Except as indicated in the footnotes below, each of the persons listed exercises sole voting and investment power over the shares of the Company's Common Stock listed for such person in the table. Unless otherwise indicated, the mailing address of the shareholder is the address of the Company, 3838 West Parkway Blvd., Salt Lake City, Utah 84120.

Name/Address                                     Number of Shares    Percent of Class (1)
-------------------------------                  ----------------    --------------
5% Beneficial Owners

Gull Holdings, Ltd.                               3,893,116          60.7%
4 Finch Road
Douglas, Isle of Man

Directors and Executive Officers

Myron W. Wentz, Ph.D.                             3,893,116 (2)      60.7%
President and Chief Executive Officer
Chairman of the Board

Ronald S. Poelman, Director                          25,000 (3)         *
170 South Main Street, Suite 1500
Salt Lake City, Utah 84101

Robert Anciaux, Director                             12,500 (3)         *
Societe d'Etude et D'Inestissement
Av Du Manoir 30
1410 Waterloo, Belgium

David A. Wentz,  Director and                        25,438 (4)         *
Vice President of Strategic Development

Ned M. Weinshenker, Ph.D., Nominee                        0             -

John B. ("Jeb") McCandless                           40,221 (5)         *
Vice President and Chief Operating Officer

Gilbert A. Fuller                                    16,697 (6)         *
Vice President and Chief Financial Officer

Dallin Larsen                                        25,719 (7)         *
Vice President of Sales

Officers and Directors as a group (9 persons)     4,051,191(3)       62.3%

--------------------------

* Less than one percent. Officer and Director group total does not include duplicate entries. All entries exclude beneficial ownership of shares issuable pursuant to options that have not vested or that are not otherwise exercisable as of the date hereof and which will not become vested or exercisable within 60 days of the date of this Proxy Statement.

(1)     Percentages rounded to nearest one-tenth of one percent.

(2) All shares held of record by Gull Holdings, Ltd. ("Holdings"), an Isle of Man company owned 100% by Dr. Wentz. Because of his control of Holdings, Dr. Wentz is deemed to be the beneficial owner of the shares owned of record by Holdings.

(3) Includes shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of the date of this proxy statement.

(4) Includes 12,500 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of the date of this proxy statement, 12,500 shares held of record and 438 shares held in the executive's 401(k) account.

(5) Includes 40,000 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of the date of this proxy statement and 221 shares held in the executive's 401(k) account.

(6) Includes 16,000 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of the date of this proxy statement, 400 shares held of record and 297 shares held in the executive's 401(k) account.

(7) Includes 20,000 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of the date of this proxy statement, 5,000 shares held of record and 719 shares held in the executive's 401(k) account.

The Company is not aware of any arrangements, including any pledge of the Company's securities, the operation of which may at a subsequent date result in a change in control of the Company.


               Compliance with Section 16(A) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than ten percent of the Company's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are also required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms which they file.

Based solely upon a review of the forms and amendments thereto furnished to the Company under Rule 16a-3(e) during the fiscal year ended December 27, 1997, and with respect to such year, as well as certain representations of the officers and directors specified by such rule, the Company believes that all reports required to be filed pursuant to Section 16(a) were filed.

                              OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present and has not been informed that any other person intends to present a matter for action at the 1998 Annual Meeting other than as set forth herein and in the Notice of Annual Meeting. If any other matter properly comes before the meeting, it is intended that the holders of proxies will act in accordance with their best judgment.

The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally or by telephone, and, if deemed necessary, third party solicitation agents may be engaged by the Company to solicit proxies by means of telephone, facsimile or telegram, although no such third party has been engaged by the Company as of the date hereof. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of Common Stock held of record and will reimburse such persons for forwarding such material. The cost of this solicitation of proxies will be borne by the Company.

                            ANNUAL REPORT

Copies of the Company's Annual Report on Form 10-K (including financial statements and financial statements schedules) filed with the Securities and Exchange Commission may be obtained without charge by writing to the Company -
Attention: Investor Relations, 3838 West Parkway Blvd., Salt Lake City, Utah 84120-6336.

A copy of the Company's 1997 Annual Report to Shareholders is being mailed with this Proxy Statement, but is not deemed a part of the proxy soliciting material.

                        SHAREHOLDER PROPOSALS

The Company must receive any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation in connection with the 1999 Annual Meeting of Shareholders by December 31, 1998. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Company suggests that any such request be submitted by certified mail - return receipt requested. The Board of Directors will review any proposal received by December 31, 1998, and determine whether it is a proper proposal to present to the 1999 Annual Meeting.

The enclosed Proxy is furnished for you to specify your choices with respect to the matters referred to in the accompanying notice and described in this Proxy Statement. If you wish to vote in accordance with the Board's recommendations, merely sign, date and return the Proxy in the enclosed envelope which requires no postage if mailed in the United States. A prompt return of your Proxy will be appreciated.

                              By Order of the Board of Directors,

                              Myron W. Wentz, Ph.D., Chairman


Salt Lake City, Utah
May 15, 1998

                                PROXY

                            [USANA LOGO]
                          a Utah corporation

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Myron W. Wentz, Ph.D. and Gilbert A. Fuller and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of the Company held of record by the undersigned as of April 24, 1998, at the Annual Meeting of Shareholders to be held at the Hilton Hotel, 150 West 500 South, Salt Lake City, Utah on Tuesday, June 23, 1998, at 10:00 a.m., Mountain Daylight Time or at any adjournment thereof.

1.     Election of Directors.

     FOR           WITHHOLD AS TO ALL        FOR ALL EXCEPT
     / /                 / /                     / /

(INSTRUCTIONS: IF YOU MARK THE "FOR ALL EXCEPT" CATEGORY ABOVE, INDICATE THE NOMINEE(S) AS TO WHICH YOU DESIRE TO WITHHOLD AUTHORITY BY STRIKING A LINE THROUGH SUCH NOMINEE(S) NAME IN THE LIST BELOW:)

Myron W. Wentz, Ph.D.     David A. Wentz               Ronald S. Poelman
Robert Anciaux            Ned M. Weinshenker, Ph.D.

2. To approve and ratify the selection of Grant Thornton LLP as the Company's independent accountants.

FOR                AGAINST                 ABSTAIN
/ /                / /                      / /

3. To approve and ratify the combination of the Company's Long-term Stock Investment and Incentive Plan and Director Stock Option Plan as the Amended and Restated Plan, without issuing or authorizing a net increase in the shares issuable pursuant to the plan as amended.

FOR                AGAINST                 ABSTAIN
/ /                / /                     / /

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

DATE: ____________          ______________________________________________
                            Signature

                            ______________________________________________
                            Signature of co-tenant holder, if any

PLEASE SIGN EXACTLY AS THE SHARES ARE ISSUED. WHEN CO-TENANTS HOLD SHARES, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON. PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.